UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2014

The Carlyle Group L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35538	45-2832612
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Pennsylvania Avenue, NW Washington, D.C.		20004-2505
(Address of Principal Executive Offices)		(Zip Code)

(202) 729-5626

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2014, Adena T. Friedman, Chief Financial Officer of Carlyle Group Management L.L.C., the general partner of The Carlyle Group L.P., resigned to accept the position of President of The Nasdaq OMX Group, Inc.

Curtis L. Buser, Carlyle’s Chief Accounting Officer, will also serve as Interim Chief Financial Officer until such time as a successor is named. Prior to joining Carlyle as Chief Accounting Officer in September 2004, Mr. Buser, 50, was an audit partner with Ernst & Young, LLP.

As a senior Carlyle professional, Mr. Buser makes investments in and alongside Carlyle investment funds as described in our Annual Report on Form 10-K for the year ended December 31, 2013. There is no family relationship between Mr. Buser and any of the directors or executive officers of the general partner.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CARLYLE GROUP L.P.

	By:	Carlyle Group Management L.L.C.,
its general partner

Date: May 12, 2014	By:	/s/ Jeffrey W. Ferguson
	Name:	Jeffrey W. Ferguson
	Title:	General Counsel